UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 26, 2008
AMERICAN INTERNATIONAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8787	13-2592361

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
70 Pine Street
New York, New York 10270
(Address of principal executive offices)
Registrant’s telephone number, including area code: (212) 770-7000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 26, 2008, American International Group, Inc. (“AIG”) and Mr. Robert B. Willumstad, former Chairman and Chief Executive Officer of AIG, rescinded the grant of Mr. Willumstad’s Sign-On Restricted Share Award, which represented 1,052,406 shares of AIG Common Stock. Mr. Willumstad retains his previously granted options to purchase AIG Common Stock (which have exercise prices ranging from $23.28 to $68.61). Mr. Willumstad also confirmed his waiver of approximately $22.5 million in severance under AIG’s Executive Severance Plan.
A copy of the December 26, 2008 agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein. Except as modified by that agreement, Mr. Willumstad’s employment letter, including dispute resolution and indemnification provisions and any other payment or benefit rights Mr. Willumstad may have, continues in effect.
Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit 10.1	Letter Agreement between Robert B. Willumstad and AIG, dated December 26, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL GROUP, INC. (Registrant)
Date: December 30, 2008	By:	/s/ Kathleen E. Shannon
		Name:	Kathleen E. Shannon
		Title:	Senior Vice President and Secretary

EXHIBIT INDEX

Exhibit No	Description

Exhibit 10.1	Letter Agreement between Robert B. Willumstad and AIG, dated December 26, 2008.